Fourth Quarter and
Fiscal Year End 2010

Report to Shareholders

Dear Shareholders,
As the coach and leader of Northeast for now close to 30 years, I am pleased to say that we have made progress with our business plan over the past year. Further, with our pending transaction*, I believe we have positioned Northeast to create greater value for our customers, shareholders, employees and the community.
     Over this past quarter and fiscal year, Northeast Bancorp saw much activity and exciting new developments. First among these was our announcement in March that Northeast Bancorp reached an agreement to raise over $16.2 million in new capital through the merger of Northeast and FHB Formation LLC.* We are pleased that a large majority of our outstanding shares – over 75% (and 90% of the shares represented at the special meeting) were voted in favor of the transaction; I believe that it is a very important next step in Northeast’s future. Completion of this transaction remains subject to the approval of various regulatory agencies.
     In other activities, this year has been especially rewarding as we realized the value of our business plan and the investment in both our technology infrastructure and our risk management culture.  Despite the challenges of a tough economy, Northeast has been persevering with solid earnings, balance sheet growth and a strong capital position.
     Due to the one-time expenses related to the merger transaction and a non-cash goodwill impairment charge, the Company experienced a drop in earnings for the fourth quarter; however, earnings for the fiscal year ended June 30, 2010 increased by 79% over last fiscal year. We also experienced a 4% increase in total assets. As of the end of the fiscal year, our capital ratios were in excess of regulatory minimums.
     We remain committed to the integrity of our balance sheet, and, to that end, we increased our allowance for loan losses to 1.52% of total loans as of June 30, 2010 in response to current market conditions. We believe that the allowance for loan losses at June 30, 2010 is sufficient to cover losses inherent in the loan portfolio on that date and is appropriate based on applicable accounting standards.
     In addition to our solid earnings and overall growth for the year, we remain focused on diversifying our lines of business. In fiscal year 2010, we derived over 41% of our revenue from noninterest income sources.
     Other highlights this fiscal year included a strong focus on expense management and income generation. In the retail banking division, we opened a new state of the art dialogue branch in Poland, designed to increase interaction and relationships between customers and branch sales people, with the ultimate goal of cross selling or up-selling. We also consolidated two smaller branches, Mechanic Falls and Lewiston, into neighboring branches. Deposit and loan fee income was also a focus as we worked to gain new efficiencies while handling record volumes of loans.
     In the area of technology, we launched mobile banking, including a new application for iPhone® users with which customers can safely access their accounts, transfer funds, and search for branches or ATMs using their web-enabled cell phones. With the latest research showing that one in five consumers are using mobile banking, Northeast is committed to providing our customers with the latest in technology and online strategies, along with key social media tools, including Facebook®, Twitter® and YouTube®, where we are starting to see increasing customer interaction.
     In the insurance division, we took advantage of the economies of scale made possible by our previous agency acquisitions. We consolidated our Rochester, NH office into the Berwick office and sold both the Rangeley and Mexico offices to local competitors.
     For our employees, we completed a company-wide training program reaffirming our commitment to Shared Values®, a tool used to help facilitate open lines of communication throughout the organization. We also provided many new opportunities for training and development and, with the pending transaction; we expect that there will be further growth opportunities for our colleagues.
     For our communities, we continue to seek out viable projects where we can make a difference. Most recently, we supported the Birch Hill Affordable Housing project for seniors, which opened this year in collaboration with the City of Lewiston and numerous partners from around the state. Collaboration today is a priority as we continue to focus on the needs of our various communities, whether it is through employee volunteerism, donations, sponsorships or fundraising.
     We are pleased and excited with the new direction Northeast proposes to take  in the future as we await regulatory approval for the merger and new capital investment.*  Rest assured that Northeast will remain focused on delivering value and opportunity for our shareholders. Based on our community banking model, we are ready to move forward, exploring new opportunities for growth and creating new jobs.
     The confidence that you have placed in me and the leadership team at Northeast is most appreciated. As always, we encourage you to call or email me at (800) 284-5989 or jdelamater@northeastbank.com.

Warmest regards,

Jim Delamater
President & CEO

*In connection with the proposed merger of FHB Formation LLC, a Delaware limited liability company with and into Northeast, with Northeast continuing as the surviving entity, Northeast has filed with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus, dated June 14, 2010, which has been mailed to Northeast shareholders. Investors and shareholders of Northeast are urged to read the proxy statement/prospectus filed with the SEC because it contains important information about Northeast and the proposed transaction. The proxy statement/prospectus and any other documents filed by Northeast with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Northeast by contacting Northeast at www.northeastbank.com. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Northeast Bancorp & Subsidiary
Consolidated Statement of Financial Condition
As of June 30, 2010 (Unaudited)

ASSETS	(In Thousands)
Cash and due from banks	$7,019
Interest-bearing deposits	13,416
Available-for-sale securities	164,188
Loans and loans held for sale	396,563
Allowance for loan losses	(5,806)
Premises and equipment, net	7,997
FHLB and FRB stock	5,486
Goodwill and intangibles	11,371
Other assets	21,960
TOTAL ASSETS	$622,194
LIABILITIES
Deposits	$384,197
Structured repurchase agreements	65,000
Short term borrowings	46,168
Advances from the Federal Home Loan Bank	50,500
Junior Subordinated Notes	16,496
Other Liabilities	8,927
TOTAL LIABILITIES	571,288
STOCKHOLDERS’ EQUITY
Preferred stock	4
Common stock	2,324
Warrants	134
Additional paid-in capital	6,759
Retained earnings	37,338
Accumulated other comprehensive income	4,347
TOTAL STOCKHOLDERS’ EQUITY	50,906
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$622,194

Consolidated Statement of Income
Twelve months ended June 30, 2010 (Unaudited)
(In Thousands except for per share data)
Total interest & dividend income	$31,261
Total interest expense	(13,513)
Net interest and dividend income	17,748
Provision for loan losses	(1,864)
Noninterest income	12,147
Noninterest expense	(25,417)
Income before income taxes	2,614
Income tax expense	895
NET INCOME	$1,719
Earnings per common share
Basic	$0.64
Diluted	$0.63

Northeast Bancorp
Officers

James Delamater, President and CEO
Pender J. Lazenby, SVP, Chief Risk Officer
Robert Johnson, SVP, Chief Financial Officer
Marcel Blais, SVP, Chief Operating Officer
Craig Linscott, SVP & Manager,
     Northeast Bank Insurance Group, Inc.
Leslie Couper, SVP & Manager,
     Northeast Financial Services
Suzanne Carney, VP, Shareholder Relations

Board of Directors

Judith W. Kelley, Chairperson
John Rosmarin, Vice Chairperson
Conrad L. Ayotte
James Day
James D. Delamater
Ronald J. Goguen
Philip C. Jackson
Pender J. Lazenby
John C. Orestis
John Schiavi
Stephen W. Wight

Note:  This communication piece contains certain “forward-looking statements.” Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors. These statements speak only as of the date of this report, and the Company undertakes no obligation to publicly release the results of any updates or revisions to any of these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. For a more complete discussion of certain risks and uncertainties affecting the Company, please see Form 10-K for the year ended June 30, 2009.

500 Canal Street
Lewiston, ME 04240
1-800-284-5989
www.northeastbank.com